UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2014

MORNINGSTAR, INC.

(Exact name of registrant as specified in its charter)

Illinois (State or other jurisdiction of incorporation)	000-51280 (Commission File Number)	36-3297908 (I.R.S. Employer Identification No.)

22 West Washington Street Chicago, Illinois (Address of principal executive offices)	60602 (Zip Code)

(312) 696-6000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.07.  Submission of Matters to a Vote of Security Holders.

Morningstar, Inc. (Morningstar) held its Annual Shareholders’ Meeting on May 13, 2014, for the purpose of electing directors, approving the performance measures under the Morningstar, Inc. Incentive Plan (Incentive Plan), approving Morningstar’s executive compensation, and ratifying the appointment of KPMG LLP (KPMG) as Morningstar’s independent registered public accounting firm for 2014.

Each of the nominees for director, as listed in the proxy statement, was elected with the number of votes set forth below:

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
Joe Mansueto	41,858,465	6,830	324,831	1,508,045
Don Phillips	42,092,764	11,857	85,505	1,508,045
Cheryl Francis	42,086,768	16,261	87,097	1,508,045
Steve Kaplan	42,083,770	5,383	100,973	1,508,045
Gail Landis	42,077,887	25,180	87,059	1,508,045
Bill Lyons	42,136,415	19,283	34,428	1,508,045
Jack Noonan	42,078,754	24,313	87,059	1,508,045
Paul Sturm	42,081,572	6,423	102,131	1,508,045
Hugh Zentmyer	42,062,388	25,933	101,805	1,508,045

The performance measures under the Incentive Plan were approved with the voting as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
40,854,928	1,329,517	5,681	1,508,045

Morningstar’s executive compensation was approved with the voting as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
42,145,175	29,855	15,096	1,508,045

The appointment of KPMG as Morningstar’s independent registered public accounting firm for 2014 was ratified with the voting as follows:

Votes For	Votes Against	Abstentions
43,685,142	7,180	5,849

Item 8.01.  Other Events.

On May 13, 2014, Morningstar issued a press release announcing that its Board of Directors has approved a quarterly cash dividend of 17 cents per share payable July 31, 2014 to shareholders of record as of July 11, 2014.  A copy of the press release is filed as Exhibit 99.1 to this Form 8-K.

Item 9.01.  Financial Statements and Exhibits.

(d)        Exhibits:

Exhibit No.	Description

99.1	Press Release dated May 13, 2014 regarding quarterly dividend.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORNINGSTAR, INC.

Date: May 14, 2014	By:	/s/ Richard E. Robbins
	Name:	Richard E. Robbins
	Title:	General Counsel and Corporate Secretary